UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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SOBR SAFE, INC.
(Name of Registrant as Specified In Its Charter)

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SOBR SAFE, INC.

885 Arapahoe Avenue

Boulder, CO 80302

NOTICE OF CONSENT SOLICITATION

November 24, 2021

Dear SOBR Safe, Inc. Stockholder:

The Board of Directors of SOBR Safe, Inc., a Delaware corporation (the “Company” or “we”), is writing to solicit your consent on behalf of the Company to approve the following proposals (the “Proposals”):

1.

To re-elect six (6) directors, namely David Gandini, Kevin Moore, Ford Fay, Steve Beabout, Jim Bardy and Sandy Shoemaker, to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.

To approve an amendment to the Company’s Articles of Incorporation to approve a reverse stock split of the Company’s outstanding common stock at a ratio between of 1-for-2 and 1-for-3 in connection with the Company’s planned listing on NASDAQ (the “Reverse Stock Split”);

3.

To approve an amendment to the Company’s 2019 Equity Incentive Plan to increase the shares authorized to be issued under the Plan from 3,848,467 shares to 5,200,000 shares (the “Plan Amendment”), which maintains the shares authorized to be issued under the Plan to approximately twenty percent (20%) of the Company’s outstanding common stock on the date the Plan Amendment is approved by a majority of the Company’s stockholders for issuance to Eligible Recipients, as such term is defined in the following Consent Solicitation Statement; and

4.	To ratify the appointment of Macias Gini O’Connell LLP as our independent auditors for the fiscal year ending December 31, 2021 (the “Auditor Ratification”).

The Company's Board of Directors unanimously approved the Reverse Stock Split, the Plan Amendment, and the Auditor Ratification on November 4, 2021. Each of these matters is more fully discussed in the attached Consent Solicitation Statement.

In order to save the expense associated with holding a special meeting of the Company’s stockholders, the Board of Directors has elected to obtain stockholder approval by written consent (“Written Consent”) of the Proposals pursuant to Section 228 of the General Corporation Law of Delaware, rather than by calling a meeting of stockholders. The close of business on November 12, 2021 (the “Record Date”) has been fixed as the Record Date for the determination of holders of our Common Stock entitled to receive notice of and discretion to approve the Proposals.

This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and form of Written Consent. To be counted, your properly completed Written Consent must be received before 11:59 p.m. Eastern Time, on December 30, 2021 (the “Expiration Date”), subject to early termination of the Consent Solicitation, or extension of the Expiration Date at the discretion of our Board of Directors.

Failure to submit the Written Consent will have the same effect as a vote against the Proposals. We recommend that all stockholders consent to the Proposals, by marking the box entitled “FOR” with respect to each Proposal and submitting the Written Consent by one of the methods set forth in the attached form of Written Consent. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposals, your consent form will be treated as a consent “FOR” each Proposal.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

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By Order of the Board of Directors

/s/ David Gandini
David Gandini, Chief Executive Officer

November 24, 2021
Boulder, Colorado

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SOBR SAFE, INC.

885 Arapahoe Avenue

Boulder, CO 80302

Telephone No. (844) 762-7723

_____________________________________________________________________________________________

CONSENT SOLICITATION STATEMENT

_____________________________________________________________________________________________

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the stockholders of SOBR Safe, Inc., a Delaware corporation (the “Company”, “us”, “we” or “our”) with regard to the following proposals (the “Proposals”):

1.

To re-elect six (6) directors, namely David Gandini, Kevin Moore, Ford Fay, Steve Beabout, Jim Bardy and Sandy Shoemaker, to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified;

2.

To approve an amendment to the Company’s Articles of Incorporation to approve a reverse stock split of the Company’s outstanding common stock at a ratio between of 1-for-2 and 1-for-3, which could be fractional ratio between 1-for-2 and 1-for-3, such as 1-for-2.5, in connection with the Company’s planned listing on NASDAQ, with the exact split ratio to be determined by the Company’s Board of Directors (the “Reverse Stock Split”);

3.

To approve an amendment to the Company’s 2019 Equity Incentive Plan to increase the shares authorized to be issued under the Plan from 3,848,467 shares to 5,200,000 shares (the “Plan Amendment”), which maintains the shares authorized to be issued under the Plan to approximately twenty percent (20%) of the Company’s outstanding common stock on the date the Plan Amendment is approved by a majority of the Company’s stockholders for issuance to Eligible Recipients, as such term is defined in the following Consent Solicitation Statement and;

4.	To ratify the appointment of Macias Gini O’Connell LLP as our independent auditors for the fiscal year ending December 31, 2021 (the “Auditor Ratification”).

Our Board of Directors choose to seek stockholder approval by written consent ("Written Consent"), rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written Consents are being solicited from all of our stockholders of record pursuant to Section 228 of the General Corporation Law of Delaware, rather than by calling a meeting of stockholders.

Who May Consent

This Consent Solicitation Statement and attached form of Written Consent are being mailed to eligible stockholders on or about November 30, 2021. On November 12, 2021, the record date for the determination of stockholders entitled to act with respect to this Consent Solicitation (the “Record Date”), we had 26,262,559 shares of Common Stock issuable or outstanding, each of which are entitled to act with respect to this Consent Solicitation. Each holder of Common Stock is entitled to one vote per share of Common Stock held. As of the Record Date, outstanding shares represented 26,262,559 votes, all of which are attributable to our outstanding Common Stock.

Stockholders who wish to consent to the Proposals must return the attached form of Written Consent on or before 11:50 p.m. Eastern Time on December 30, 2021 (the “Expiration Date”). The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares has been received, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation.

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Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Corporate Secretary of the Company in accordance with the instructions set forth in the attached form of Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposals.

IF YOU HOLD YOUR STOCK IN “STREET NAME”, YOU MUST INSTRUCT YOUR BROKER OR NOMINEE AS TO HOW TO VOTE YOUR SHARES. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT VOTE YOUR STOCK. Any beneficial owner of the Company (normally those holders who hold their shares in “street name” in a brokerage account) who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

Requests for copies of this Consent Solicitation Statement should be directed to SOBR Safe, Inc. at the address or telephone number set forth above.

Broadridge, will act as tabulation agent for this Consent Solicitation Statement. If you have any questions regarding your form of Written Consent, or if you need assistance voting your shares, please contact us directly at (844) 762-7723.

Consent Required

Stockholder approval of the Proposals will be effective upon receipt by us of affirmative Written Consents, not previously revoked, representing at least 13,131,280 shares of our Common Stock as of the Record Date and entitled to act upon the Proposals. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” each Proposal.

Revocation of Consents

You may withdraw or change you Written Consent at any time prior to the Expiration Date by submitting a written notice of revocation to the Company’s Corporate Secretary at the address set forth above. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Absence of Appraisal Rights

Stockholders who abstain from approving of the Proposals, or who withhold consent of the Proposals, do not have the right to an appraisal of their shares of Common Stock, or any similar dissenters’ rights under the Delaware Corporate Law and our Articles of Incorporation and Bylaws.

Expenses of this Solicitation

This solicitation is being made by the Company’s Board of Directors, and the Company will bear the entire cost of the solicitation, including preparation, printing and mailing costs. Written Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Written Consents personally, by phone or by e-mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose shares of Common Stock are held of record by such entities, and we will reimburse suck brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection herewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, if management determines it is advisable.

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PROPOSALS TO BE ACTED UPON BY STOCKHOLDERS:

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors are normally elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of the Company. Directors may receive compensation for their services as determined by the Board of Directors. See “Compensation of Directors.” Presently, the Board of Directors consists of six (6) members, namely David Gandini, Kevin Moore, Ford Fay, Steve Beabout, Jim Bardy and Sandy Shoemaker.

Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors.

Although the Company’s management expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to being appointed, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

The following table sets forth certain information with respect to persons nominated by the Board of Directors of the Company for election as Directors of the Company and who will be elected following the effective date of the actions in this Consent Solicitation:

Name	Age	Position(s)

David Gandini	63	Chief Executive Officer, Chief Financial Officer, Secretary, Chairman of the Board, and Current Director

Kevin Moore	60	Current Director

Ford Fay	60	Current Director

J. Steven Beabout	67	Current Director

James Bardy	68	Current Director

Sandy Shoemaker	53	Current Director*

*Appointment effective December 7, 2021.

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David Gandini

Mr. Gandini has served as our Chief Executive Officer since October 2021 and our Chief Financial Officer since June 5, 2020, and on our Board of Directors since November 2019. Mr. Gandini has been consulting regarding our business development since December 2018. Since September 2018, Mr. Gandini has also been a managing partner with First Capital Advisory Services, where he is responsible for capital creation, new business acquisition, business strategy and development, and partnership revenue generation. From 2014 to August 2017, Mr. Gandini was President of Alchemy Plastics, Inc., Englewood Colorado where he was responsible for US manufacturing, sales, and strategic partnerships. From 2001 until 2014, when the company was acquired, Mr. Gandini served as the President of IPS Denver, a bank card personalization and packaging entity where he managed the company and market transformations to become a leader in the U.S. secured gift market space with revenues of $46M. Prior to his engagement at IPS, Mr. Gandini was the Chief Operations Officer at First World Communications, a major U.S. Internet and Data Center provider, and participated in its successful IPO in 2000 raising over $200M. Previously, Mr. Gandini founded Pace Network Services providing carrier SS7 signaling to U.S. long distance providers and facilitated a successful exit to ICG Communications on the heels of co-founding Detroit based Digital Signal in the fiber optic long haul market sector where me managed a successful exit to SP Telecom.

Mr. Gandini graduated from Michigan State University with a degree in Telecommunications. He was a scholarship NCAA Division Hockey athlete, a member of the US Junior National Team, and a US Junior All American.

We have an Employment Agreement with Mr. Gandini. Under the terms of his Employment Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless he is terminated pursuant to the termination provisions set forth in his agreement. Under the terms of his Employment Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,045 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term.

Kevin Moore

Mr. Moore has served on our Board of Directors since November 2019 and served as our Chief Executive Officer from October 2019 to October 2021. Prior to his appointment as our Chief Executive Officer, Mr. Moore has been a private investor. From 2017 to 2019, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. From 2014 to 2017, Mr. Moore was the Managing Member of Vans Equipment Denver LLC, Managing Member of Vans Equipment South LLC, Managing Member of Vans Silver Peaks LLC, and President of Moore Holdings, Inc. The Vans equipment companies are heavy equipment sale and rental companies, which initially started as a "greenfield" project during the Great Recession and grew to a very successful multi-location business serving the Colorado region. Prior to 2014, Mr. Moore was the President of Moore Holdings, Inc. and Managing Member of Vans Silver Peaks, LLC. Prior to joining Van’s Equipment Company, Mr. Moore was the Chief Executive Officer and owner of Summit Quality, an international quality management and sales organization that secured over $50 million per year in revenue for its clients. Prior to that endeavor, Mr. Moore was the Chief Executive Officer and owner of Automotive Testing Technologies. While in this position, he led a team that quadrupled testing revenue in four years, and then successfully sold the business to a competitor. Mr. Moore is currently an active business and real estate investor through Moore Holdings Incorporated.

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Mr. Moore serves on the Board of Directors for SOBR Safe, Four Seasons Golf, RDM Holdings and the Shining Stars Foundation. He also participates in the University of Colorado MBA mentorship program and established the Shining Stars Young Adult mentorship program that supports young adults’ social and professional aspirations in a positive manner.

Mr. Moore owns an incentive stock options under our 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten year term.

Ford B. Fay

Mr. Fay has served as a member of our Board of Directors since June 2020. Mr. Fay is currently the Director at Crown Castle International Corp., a large fiber-based telecommunications company. In this position Mr. Fay manages all aspects of Network Access Life Cycle for the company. He has held this position since 2020. From 2017 to 2020, Mr. Fay was a principal with Eagle Bay Advisors, LLC, a telecommunications consulting firm. In this position, Mr. Fay assisted clients with cost and efficiency improvements in Access Management across the life cycle spectrum of Access. From 2015 to 2017, Mr. Fay was the Vice President, Access Management for Zayo Communications. In this position Mr. Fay created and managed most aspects of offnet costs, such as, vendor selection, contracting, procurement, quoting, operationalization, vendor management, offnet ordering, offnet grooming and optimization. In this position, Mr. Fay also planned and executed the network integrations of the $1.4B acquisition of Electric Lightwave and the $350M acquisition of Canadian-based Allstream. Mr. Fay received his Bachelor of Science in Operations Research & Industrial Engineering from Cornell University, and his Master of Business Administration from University of Rochester, Simon School of Business.

J. Steven Beabout

Mr. Beabout has served as a member of our Board of Directors since August 2020. Since 2018, Mr. Beabout has been consulting with various startup companies and involved in real estate investing. From 2016-2018, Mr. Beabout was General Counsel of Tectonic, LLC, a SaaS company specializing in big data analytics and customer relationship management (CRM). In this position, Mr. Beabout was in charge of Tectonic’s legal department and negotiated deals with large companies like Coca-Cola, Anhueser-Busch and Wyndham Hotels. From 1996 to 2015, Mr. Beabout was General Counsel and a member of the strategic management team (executive vice-president) of Starz, a company listed on NASDAQ that competes with HBO and Netflix. During his time there, Mr. Beabout assisted with other key management personnel to grow the business from a start-up with $100M in losses to a multi-billion dollar public company. As part of strategic management team, Mr. Beabout was involved in the company’s strategic business decisions and as General Counsel he was responsible for all legal aspects of business, including, but not limited to, negotiation of billion dollar plus contacts with major studios (Universal, Disney and Sony), and distributors (Comcast, Time- Warner, DIRECTV, DISH Networks, Netflix, etc.), human resources and related matters, general corporate matters, post-IPO public board matters, and reviewing filings with the Securities and Exchange Commission.

James Bardy

Mr. Bardy has served as a member of our Board of Directors since August 2021. In 1989, Mr. Bardy formed Continental Services, where he currently serves as Executive Chairman of the Board. Continental Services is currently Michigan’s largest food management company, employing over 1,000 people and providing a wide range of custom dining, refreshment services and catering solutions through an impressive lineup of brands. Over the company’s 32-year history, Mr. Bardy has identified, negotiated, structured, financed, closed and successfully integrated 23 acquisitions. Mr. Bardy also applies his minor in Agribusiness to his North Florida cattle ranch, Great Mark Western, where 1,800 head of cattle are bred, raised managed and marketed specifically to high-end restaurant and food service clients. Mr. Bardy received his Bachelor of Science, Marketing and Transportation Major, Agribusiness Minor from Michigan State University.

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Sandy Shoemaker

Ms. Shoemaker has served as a member of our Board of Directors since December 2021 and will chair the audit committee of the Company’s Board of Directors. Ms. Shoemaker retired from public accounting in June 2021 to focus on consulting with small-medium sized companies. She was a partner in the audit service area of EKS&H/Plante Moran and was involved in public accounting since 1990, serving publicly traded and privately held companies. She led the EKS&H SEC practice for several years. Ms. Shoemaker’s experience includes: initial and secondary public offerings, reverse mergers, annual and quarterly audits of public companies, responses to SEC comment letters, assisting with implementation of new accounting pronouncements, business acquisitions, stock-based compensation, and internal controls. Ms. Shoemaker has provided services to companies in the various industries such as bio-tech, franchising, distribution, manufacturing, medical-device, restaurants and real estate industries. She also has extensive experience in working with employee-owned companies.

Ms. Shoemaker has numerous professional affiliations including, but limited to, American Institute of Certified Public Accountants (AICPA), the Colorado Society of Certified Public Accountants (CSCPA), and the National Center for Employee Ownership (NCEO). Ms. Shoemaker received her B.S. in Accounting, graduating cum laude, from Southwest Missouri State University.

Family Relationships

There are no family relationships between or among the above Directors, executive officers or persons nominated or charged by us to become directors or executive officers.

Conflicts of Interest

Potential conflicts of interest are inherent in the relationships between the Company and our officers and directors. From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities. Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing. We understand that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures. We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove him and the other officers and directors will decide how to implement the policies and procedures, accordingly.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Historical Compensation of Directors

Other than as set forth herein no compensation has been given to any of the directors, although they may be reimbursed for any pre-approved out-of-pocket expenses.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

During the most recent fiscal year, to the Company’s knowledge, the following delinquencies occurred:

Name	No. of Late Reports	No. of Transactions Reported Late	No. of Failures to File
David Gandini	0	0	1
Kevin Moore	0	0	0
Ford Fay	0	0	0
J. Steven Beabout	0	0	1
James Bardy	N/A	N/A	N/A
Sandy Shoemaker	N/A	N/A	N/A

Board Meetings and Committees

During 2021 and 2020, the Board of Directors met as circumstances required and took written action on numerous other occasions. All the members of the Board attended the meetings and all written actions were by unanimous consent.

Code of Ethics

We have not adopted a written code of ethics, because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

Audit Committee

We do not currently have an audit committee. However, we will be forming an audit committee chaired by Sandy Shoemaker in connection with our planned listing on NASDAQ.

Compensation Committee

We currently have a compensation committee consisting of Steve Beabout and Ford Fay, which is chaired by Steve Beabout.

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Indemnification of Directors and Officers

Section 1 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware we will indemnify our officers and directors from and against any and all expenses, liabilities, or other matters.

Section 2 of Article VI of our Articles of Incorporation provides that, to the fullest extent permitted by law, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

Article XI of our Amended and Restated Bylaws further addresses indemnification of our directors and officers and allows us to indemnify our directors and officers in the event they meet certain criteria in terms of acting in good faith and in an official capacity within the scope of their duties, when such conduct leads them to be involved in a legal action.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2020;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2020 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2020,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2020 and 2019, are set out in the following summary compensation table:

Executive Officers and Directors

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) the Company’s Chief Executive Officer and (ii) all other executive officers who earned in excess of $100,000 in the years ended December 31, 2020 and 2019 (“Named Executive Officers”):

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)	Option Awards ($)(9)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Kevin Moore,	2020	213,000		-0-	-0-	-0-	-0-	-0-	-0-		213,000
CEO (2)(11)	2019	39,508		-0-	-0-	240,779	-0-	-0-	-0-		280,287

David Gandini,	2020	185,000		-0-	-0-	-0-	-0-	-0-	-0-		185,000
CFO, CRO and Secretary (3)	2019	29,417		-0-	-0-	215,018	-0-	-0-	-0-		244,435

Dean Watson, CTO(10)	2020	43,750		-0-	-0-	-0-	-0-	-0-	-0-		43,750

Charles Bennington
Former Chief Executive Officer,	2020	50,000	(5)	-0-	-0-	-0-	-0-	-0-	-0-		50,000	(5)
CFO, and Secretary (4)	2019	-0-		-0-	-0-	4,163	-0-	-0-	60,000	(6)	64,163

Nick Noceti, Former CFO (7)	2020	16,500	(8)	-0-	-0-	-0-	-0-	-0-	-0-		16,500	(8)
	2019	-0-		-0-	-0-	4,163	-0-	-0-	66,000	(8)	70,163	(8)

___________

(1)	Includes amounts paid and/or accrued.
(2)	Mr. Moore was appointed as our Chief Executive Officer on October 25, 2019.
(3)	Mr. Gandini was appointed as our Chief Revenue Officer on October 25, 2019.
(4)	Mr. Bennington resigned as our Chief Executive Officer on October 25, 2019 and resigned as our President and Secretary on June 5, 2020.
(5)	Includes amounts paid to Mr. Bennington as compensation for serving on our Board of Directors and as a consultant.
(6)	Amounts accrued for Mr. Bennington’s role on the Board of Directors
(7)	Nick Noceti was appointed to the role of CFO in 2018 and resigned effective June 5, 2020.
(8)	Includes amounts paid for accounting services.
(9)	Includes value of all granted options based on exercise price of options.
(10)	Dean Watson was terminated effective August 20, 2021.
(11)	Kevin Moore resigned as our Chief Executive Officer effective October 18, 2021.

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Employment Contracts

On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore will serve as our Chief Executive Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Moore’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Moore Agreement. Under the terms of the Moore Agreement, Mr. Moore performs services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 24,053 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten year term. We will be issuing Mr. Moore a stock option agreement for the options he was issued under the Moore Agreement.

On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,045 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term. We will be issuing Mr. Gandini a stock option agreement for the options he was issued under the Gandini Agreement.

The foregoing description of the key terms of the above-agreements is qualified in its entirety by the full text of the related documents, which are filed as exhibits to our periodic filings with the Commission.

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Director Compensation

The following table sets forth director compensation for 2020:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Charles Bennington	50,000	(1)	-0-		-0-	-0-	-0-	-0-	50,000	(1)

David Gandini	-0-		-0-		-0-	-0-	-0-	-0-	-0-

Kevin Moore	-0-		-0-		-0-	-0-	-0-	-0-	-0-

Ford Fay	-0-		-0-		-0-	-0-	-0-	-0-	-0-

Steven Beabout	-0-		-0-	(2)	-0-	-0-	-0-	-0-	-0-	(2)

Gary Graham (3)	-0-		-0-		-0-	-0-	-0-	-0-	-0-

_______

(1)	Includes amounts paid to Mr. Bennington as compensation for serving on our Board of Directors and as a consultant and is the same $50,000 listed in the Summary Compensation Table above.
(2)

Does not include 90,000 restricted stock units issued to Mr. Beabout for his services as Chairman of the Compensation Committee of our Board of Directors since those restricted stock units have not vested.

(3)	Mr. Graham resigned from our Board of Directors effective August 6, 2020.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors may receive restricted stock units or stock options to purchase common shares as awarded by our Board of Directors or (as to future stock options) or the Compensation Committee of our Board of Directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

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Outstanding Equity Awards

The following table sets forth certain information concerning outstanding stock awards held by the Named Executive Officers on December 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Charles Bennington(1)	24,053	0	0	$0.2635	March 31, 2025 (1)	0	0	0	0

Kevin Moore(2)(6)	411,572	0	646,757	$0.2635	December 22, 2029 (2)	0	0	0	0

David Gandini(3)	521,146	0	439,970	$0.2635	November 1, 2029 (3)	0	0	0	0

Dean Watson	0	0	0	$0	N/A	0	0	0	0

Ford Fay	25,000	0	0	$0.2635	March 31, 2025 (4)	0	0	0	0

Steven Beabout	0	0	0	0	N/A	0	0	165,000	477,300	(5)

_________

(1)

Under the terms of Mr. Bennington’s stock option grant, the options expire five (5) years from the date of vesting. His options vest in equal installments quarterly over two year commencing with the January 1, 2020 quarter. As a result, the first 100,000 options vested on March 31, 2020 and will expire on March 31, 2025.

(2)

Under the terms of Mr. Moore’s stock option grant, the options expire ten (10) years from the date of vesting. His options vest in equal installments monthly over a three year period. As a result, the first 977,777 monthly options vested on December 22, 2019 and expire on December 22, 2029.

(3)

Under the terms of Mr. Gandini’s stock option grant, the options expire ten (10) years from the date of vesting. Mr. Gandini had 190,419 options vest on November 1, 2019. As a result, those initial options expire on November 1, 2029.

(4)

Under the terms of Mr. Fay’s stock option grant, the options expire five (5) years from the date of vesting. His options vest in equal installments quarterly over one year commencing with the January 1, 2020 quarter. As a result, the first 6,250 options vest on March 31, 2020 and will expire on March 31, 2025.

(5)

Market price based on grant date but the restricted stock units do not vest until the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

(6)	Mr. Moore resigned as our Chief Executive Officer effective October 18, 2021.

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Aggregated Option Exercises

No option exercises during the year ended December 31, 2020.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favor of any director, officer, consultant or employee of our company.

Certain Relationships and Related Transactions, and Director Independence

We have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets for the last three completed fiscal years.

We do not have a written policy concerning the review, approval, or ratification of transactions with related persons.

Our Board of Directors has a separately designated compensation committee, consisting of Steven Beabout and Ford Fay. Our Board of Directors does not have nominating or audit committees or committees performing similar functions. We also do not have a written nominating or audit committee charter. Our Board of Directors does not believe that it is necessary to have nominating or audit committees because it believes that the functions of such committees can be adequately performed by the Board of Directors.

Currently, three of our directors are considered independent, namely Steven Beabout, Ford Fay and James Bardy. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship that, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;

•

the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

•

the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•

the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•

the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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Required Approval

We must receive affirmative Written Consents approving this Proposal No. 1, not previously revoked, representing at least 13,131,280 votes entitled to act upon this Proposal. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” this Proposal.

Board of Directors Recommendation

The Board recommends that you mark the box entitled “FOR” the approval of the appointment of the six (6) director nominees.

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PROPOSAL NO. 2

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO

EFFECT A REVERSE STOCK SPLIT

General

On November 4, 2021, the Company’s Board of Directors approved, declared it advisable and in the Company’s best interest, and directed that there be submitted to the holders of a majority of the Company’s Common Stock for approval, the prospective amendment to the Company’s Certificate of Incorporation (the “Reverse Stock Split Amendment”) to effect a reverse split of the Company’s Common Stock of between 1-for-2 and 1-for-3, which could be a fractional split ratio between 1-for-2 and 1-for-3 such as 1-for-2.5, with the exact split ratio to be determined in the sole discretion of the Board of Directors without further shareholder approval (the “Reverse Stock Split”). The exact ratio of the Reverse Stock Split shall be determined by the Board at a later time prior to the filing of the Reverse Stock Split Amendment and shall be limited to a fractional Reverse Split ratio between 1-for-2 and 1-for-3, which could be a fractional split ratio between 1-for-2 and 1-for-3 such as 1-for-2.5 (each a “Reverse Ratio”). The exact Reverse Ratio will be chosen by the Company’s Board of Directors in order to ensure the Company can comply with the listing requirements to list the Company’s common stock on NASDAQ (as described below).

The Board of Directors of the Company believes that it is advisable and in the Company’s best interests to authorize and approve the Reverse Stock Split for reasons set forth herein.

If approved by the Company’s shareholders, the Reverse Stock Split, a copy of which is attached to this Consent Solicitation as Exhibit A, will be filed with the Secretary of State of the State of Delaware with an expected effective date determined by the timing of the Company’s planned listing of its common stock on NASDAQ.

Effects of Reverse Stock Split

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." For example, if the Board approves of a 3-for-1 Reverse Stock Split, a shareholder owning 3,000 shares of Common Stock prior to such Reverse Stock Split would hold 1,000 shares of Common Stock following such Reverse Stock Split. THE HIGHER THE REVERSE RATIO (3-FOR-1 BEING HIGHER THAN 2-FOR-1 FOR EXAMPLE), THE GREATER THE DECREASE OF RELATED SHARES EACH EXISTING SHAREHOLDER, POST-REVERSE STOCK SPLIT, WILL EXPERIENCE.

In deciding the Reverse Ratio to be used, the Board of Directors will determine the effect each split ratio will have on the price of our Common Stock and select the best Reverse Ratio to ensure that the price per share for our Common Stock meets the minimum requirements for listing on a national exchange, such as NASDAQ.

Under the proposal, once the Reverse Ratio has been determined, the applicable number of shares (between 2-for-1 and 3-for-1) of our then issued and outstanding Common Stock as of the close of business on the effective date of the Reverse Stock Split will be converted automatically into one (1) share of our post-Reverse Stock Split Common Stock. Fractional shares will not be issued. Instead, we will issue one share of our post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the Reverse Stock Split.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as he or she did immediately prior to the Reverse Stock Split, except for adjustments required due to the treatment of fractional shares. The Reverse Stock Split does not change the number of authorized shares of Common Stock.

If approved by our shareholders, the Reverse Stock Split will be at the Split Ratio, and effective at a time, determined by our Board of Directors in connection with our planned listing on NASDAQ. The effective date for the Reverse Stock Split will not be any sooner than 20 days after the mailing of this Consent Solicitation to our shareholders.

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Reasons for the Reverse Stock Split

The primary purpose of the reverse stock split are to increase the per share price of our Common Stock in connection with our proposed listing on NASDAQ.

The reduction in the number of issued and outstanding shares of Common Stock to result from the reverse stock split is expected to increase the market price of the Common Stock to a level above the current market trading price. While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split because there are numerous factors and contingencies which could affect our market price.

Our Common Stock is currently quoted on the OTC Markets OTCQB-tier under the symbol “SOBR.” A higher per share price for the Common Stock would allow us to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange, which we plan to do in the next six (6) months. Because our Common Stock is not currently listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a "penny stock." Because our Common Stock is presently classified as a "penny stock," prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which limits the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

The Board believes that the reverse stock split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many investment advisors are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The reverse stock split is anticipated to result in a price increase for our Common Stock with the possibility of relieving, to some extent, the effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable. However, there can be no assurances that the reverse stock split will have the desired consequences.

In addition to the “Reasons for the Reverse Stock Split” listed above, the additional shares of authorized common stock that will be unissued after the reverse split could potentially allow the Company to acquire companies and/or assets with shares of its common stock. However, the Company does not currently have any plans, proposals or arrangements to acquire any other companies or assets with the additional unissued common stock. The additional shares could also be issued to the Company’s management or other employees, although the Company currently does not have any plans, proposals or arrangements to issue any of the additional shares of common stock to its management or employees.

The additional shares of authorized common stock that will be unissued after the reverse split will also allow holders of the Company’s convertible securities (options, warrants and/or convertible promissory notes) to convert those convertible securities into the Company’s common stock.

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No Dissenters Rights

In connection with the approval of the Reverse Stock Split, shareholders of the Company will not have a right to dissent and obtain payment for their shares under the Delaware Corporations Code, the Certificate of Incorporation, or Bylaws.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date of the Reverse Stock Split approved by the Company’s Board of Directors, the stated capital on the Company’s balance sheet attributable to Common Stock would be increased from then current amount by a factor that equals the Reverse Ratio, and the additional paid-in capital account would be debited with the amount by which the stated capital is increased. The per share net income or loss and net book value per share will be increased because there will be fewer shares issued and outstanding.

Tax Consequences to Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that the Company’s management believes will apply with respect to the Company and the shareholders of the Company who are United States holders at the effective time of the Reverse Stock Split. This discussion does not address the tax consequences of transactions effectuated prior to or after the Reverse Stock Split, including, without limitation, the tax consequences of the exercise of options, warrants, or similar rights to purchase stock. For this purpose, a United States holder is a shareholder that is: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals, and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to shareholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction. Accordingly, each shareholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local, or foreign income or other tax consequences to such shareholder related to any Reverse Stock Split.

The Reverse Stock Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders who receive shares of Common Stock in lieu of a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split, except for those stockholders receiving shares of Common Stock in lieu of a fractional share (as described herein). The holding period for shares of Common Stock after the Reverse Stock Split will include the holding period of shares of Common Stock before the Reverse Stock Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Reverse Stock Split Amendment. The adjusted basis of the shares of Common Stock after the Reverse Stock Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Stock Split, excluding the basis of fractional shares. A stockholder who receives shares of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such shares over the fair market value of the fractional share to which the stockholder was otherwise entitled.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS “CAPITAL ASSETS” AS DEFINED IN THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY’S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS, AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF ANY REVERSE SPLIT UNDER ANY STATE, LOCAL, OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF ANY REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES.

20

AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER, OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER, OR ITS TAX SITUATION OF ANY REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH ANY REVERSE SPLIT ON HIS, HER, OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE, LOCAL, AND, IF APPLICABLE, FOREIGN TAX RETURNS.

Tax Consequences for the Company

The Company should not recognize any gain or loss as a result of the Reverse Stock Split.

Share Certificate Transfer Instructions

SHARE CERTIFICATES SHOULD NOT BE SENT TO US OR THE TRANSFER AGENT UNLESS THE SHAREHOLDER DESIRES A NEW STOCK CERTIFICATE IN THE POST-SPLIT SHARE AMOUNT.

Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder's shares of pre-Reverse Stock Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Stock Split Common Stock, such stockholder's pre-Reverse Stock Split Common Stock shall be deemed equal to the number of whole shares of post-Reverse Stock Split Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split.

Company’s Capital Structure

In order to facilitate a better understanding of the impact of the Reverse Stock Split, the following are tables describing the Company’s current capital structure and what the capital structure will look like after the Reverse Stock Split, using 2-for-1 and 3-for-1 as examples:

Current Capital Structure(1)

	No. of Shares Authorized Shares	No. of Securities Outstanding	No. of Securities Available for Issuance(2)	Voting Rights	Conversion Rights
Common Stock	100,000,000	25,981,203	66,097,143	25,981,203	N/A
Preferred Stock	25,000,000	0	19,300,000	0	N/A
Stock Options, RSUs, etc.	N/A	2,972,166	N/A	None unless exercised	1:1
Common Stock Warrants	N/A	2,629,391	N/A	None unless exercised	1:1
Convertible Promissory Notes	N/A	Convertible Notes for an aggregate of $5,222,378 convertible into an aggregate of 2,353,912 shares	N/A	None unless converted	Variable between $1.875 and $10.76

________

(1)	As of September 30, 2021.
(2)	Shares available for issuance is the number of authorized shares minus any shares outstanding and minus any shares reserved for issuance under a convertible instrument.

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Post-Reverse Stock Split Capital Structure

(At a 2-For-1 Reverse Stock Split Ratio)(1)

	No. of Shares Authorized Shares	No. of Securities Outstanding(2)	No. of Securities Available for Issuance(3)	Voting Rights(1)	Conversion Rights
Common Stock	100,000,000	12,990,602	83,048,570	12,990,602	N/A
Preferred Stock	25,000,000	0	19,300,000	0	N/A
Stock Options	N/A	1,486,083	N/A	None unless exercised	1:1
Common Stock Warrants	N/A	1,314,696	N/A	None unless exercised	1:1
Convertible Promissory Notes	N/A	Convertible Notes for an aggregate of $5,222,378 convertible into an aggregate of 1,176,956 shares	N/A	None unless converted	Varies between $3.75 and $21.52

_______

(1)	Calculated as of September 30, 2021.
(2)	Estimated, does not account for rounding of fractional shares up to the next whole share.
(3)	Shares available for issuance are the number of authorized shares minus any shares outstanding and minus any shares reserved for issuance under a convertible instrument.

Post-Reverse Stock Split Capital Structure

(At a 3-For-1 Reverse Stock Split Ratio)(1)

	No. of Shares Authorized Shares	No. of Securities Outstanding(1)	No. of Securities Available for Issuance(2)	Voting Rights(1)	Conversion Rights
Common Stock	100,000,000	8,660,401	88,312,364	8,660,401	N/A
Preferred Stock	25,000,000	0	19,300,000	0	N/A
Stock Options	N/A	990,722	N/A	None unless exercised	1:1
Common Stock Warrants	N/A	876,464	N/A	None unless exercised	1:1
Convertible Promissory Notes	N/A	Convertible Notes for an aggregate of $5,222,378 convertible into an aggregate of 748,638	N/A	None unless converted	Varies between $5.625 and $32.28

_________

(1)	Calculated as of September 30, 2021.
(2)	Estimated, does not account for rounding of fractional shares up to the next whole share.
(3)	Shares available for issuance are the number of authorized shares minus any shares outstanding and minus any shares reserved for issuance under a convertible instrument.

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Required Approval

We must receive affirmative Written Consents approving this Proposal No. 2, not previously revoked, representing at least 13,131,280 votes entitled to act upon this Proposal. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” this Proposal.

Board of Directors Recommendation

The Board recommends that you mark the box entitled “FOR” the approval of the Reverse Stock Split with the exact Split Ratio determined by the Company’s Board of Directors.

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PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO SOBR SAFE, INC.

2019 EQUITY INCENTIVE PLAN

Our Board of Directors unanimously approved the SOBR Safe, Inc. 2019 Equity Incentive Plan (the “Plan”) on September 9, 2019, subject to stockholder approval, and authorized an aggregate total number of shares of the Company’s Common Stock equal to 3,848,467, or approximately twenty percent (20%) of the Company’s then-outstanding common stock on the date the Plan went effective for the issuance of certain securities to all employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary of the Company (each a “Subsidiary”), to any non-employee director, consultants and to independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors and partners thereof) of the Company or any Subsidiary (each, an “Eligible Recipient”, and collectively, the “Eligible Recipients”). The Plan was approved by a majority of our shareholders on September 9, 2021 and went effective on or about October 25, 2019. A copy of the Plan is attached to our Information Statement filed with the Commission on September 26, 2019. As of the date of this Consent Solicitation Statement, 2,972,166shares have been issued under the Plan in form of stock option or restricted stock units, leaving approximately 900,000 shares available for issuance under the Plan. Our Board of Directors has approved increasing the authorized aggregate total number of shares of the Company’s Common Stock that can be issued under the Plan to 5,200,000 shares, or approximately twenty percent (20%) of the Company’s current outstanding common stock. The share numbers listed herein are pre-Reverse Stock Split. In the event the Plan is approved and the Reverse Stock Split detailed herein is approved, the share numbers under the Plan will be adjusted to reflect the Reverse Stock Split.

Purpose of the Plan

Under the terms of the Plan, the Compensation Committee of the Board of Directors (or the entire Board of Directors if the Company does not have a Compensation Committee) will administer the Plan (the “Committee”). The Committee will, at its discretion, issue the authorized Shares to Eligible Recipients in the form of: (i) stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”) (“Qualified Stock Options”), (ii) stock options that do not qualify as incentive stock options (“Non-Qualified Stock Options” and together with the Qualified Stock Options, the “Incentive Awards”), (iii) Stock Appreciation Rights (“SAR Awards”), (iv) awards of shares that are subject to certain restrictions specified in the Plan (each a “Restricted Stock Award”), (v) Restricted Unit Awards (“RSU Awards”); (vi) Performance Awards; and (vii) Other Awards, as such terms are defined in the Plan.

The Plan advances the interest of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding those individuals who contribute to the achievement by the Company of its operational and financial objectives. If approved by a majority of our stockholders, awards issued to “beneficial owners”, as such term is defined by Rule 16a-1 of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will qualify for an exemption from the “short swing” profit rules contained in Section 16 of the Exchange Act, and awards under the Plan will be considered “qualified” under the rules and regulations of the Internal Revenue Code of 1986, as amended.

Below is a summary of the Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the Plan. This summary does not purport to be complete, and is qualified, in its entirety, by the specific language of the Plan, as attached to our Information Statement filed with the Commission on September 26, 2019.

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Description of the Plan

Purpose. The Plan provides the Company with the ability to attract and retain highly qualified Eligible Recipients to perform services for the Company and its Subsidiaries. By providing these Eligible Recipients with equity-based Incentive Awards, the Plan gives each Eligible Recipient an incentive to perform and increase the value of the Company, aligning the interests of these Eligible Recipients with the Company and its stockholders.

Administration. The Plan will be administered by the Compensation Committee of the Board of Directors (or the entire Board of Directors if the Company does not have a Compensation Committee). The Committee may adopt rules and regulations for carrying out Plan. The interpretations and decisions of the Committee are final and conclusive on all persons participating or eligible to participate in the Plan.

Stock Subject to the Plan. Under the Plan, the Committee may award Eligible Recipients with shares of Common Stock in the form of Incentive Awards, Restricted Stock Awards, SARs, RSUs, Performance Awards, and Other Awards, as such terms are defined in the Plan. Under this proposed amendment to the Plan a total of 5,200,000 shares of the Company’s Common Stock, subject to stock splits, recapitalizations and other adjustments, will be available for purchase under the Plan. The Common Stock issued under the Plan will be from authorized but unissued shares of our Common Stock.

Eligibility. Eligible Recipients may be selected by the Committee to receive Incentive Awards or Restricted Stock Awards under the Plan. Eligible Recipients include all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, any non-employee director, consultants and independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors and partners thereof) of the Company or any Subsidiary. Although the Company estimates currently that approximately twenty five (25) individuals associated with the Company and its subsidiaries will qualify as Eligible Recipients, but that number is expected to increase.

Options. Each Qualified Stock Option and Non-Qualified Stock Option (each an “Option”) granted under the Plan is subject to the following terms and conditions:

(a) Exercise Price. The per share price to be paid by an Eligible Recipient participation under the Plan (each a “Participant”) upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Qualified Stock Option (110% of the Fair Market Value if, at the time the Qualified Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, or is an officer and/or director of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of on the date of grant with respect to a Non-Qualified Stock Option.

(b) Exercise of the Options. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

(c) Form of Consideration. The purchase price of the shares to be purchased upon exercise of an Option will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee in its discretion. The Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. The Committee, in its discretion, may permit a particular Participant to pay all or a portion of the Option Price, and/or the tax withholding liability with respect to the exercise of an Option either by surrendering shares of stock already owned by such Participant or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. The Committee, in its sole discretion, may establish such other terms and conditions for the payment of the exercise price, as it deems appropriate.

(d) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to a grantee’s Qualified Stock Option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as Non-Qualified Stock Options. For this purpose, fair market value is determined as of the grant date.

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Restricted Stock Awards. Under the Plan, the Committee may grant Restricted Stock Awards to Eligible Recipients. The Committee may impose such restrictions or conditions to the vesting of these Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employment or service of the Company or a Subsidiary for a certain period, or that the Participant or the Company satisfy certain performance goals or criteria. Unless the Committee determines otherwise, all shares of Common Stock granted as a Restricted Stock Award shall have all voting, dividend, liquidation and other rights associated with becoming a holder of record of such shares as if Participant were the holder of shares of unrestricted Common Stock.

Stock Appreciation Rights. Under the Plan, the Committee may grant Stock Appreciation Rights to Eligible Recipients. A Stock Appreciation Right is the right to receive the appreciation on Common Stock that is granted under the Plan. The SARs are subject to the same terms and conditions as the Options.

Restricted Unit Award. Under the Plan, the Committee may grant Restricted Unit Awards to Eligible Recipients. A Restricted Unit Award is the right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Eligible Recipient is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between an Eligible Recipient and the Company or an Affiliate or any other person. An Eligible Recipient will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

Performance Award. Under the Plan, the Committee may grant a Performance Award to Eligible Recipients. A Performance Award is an award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of the Plan, with such terms as are approved by the Board of Directors. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to Awards provided for in the Plan. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

Effective Date and Duration of the Plan. The Plan went effective on or about October 25, 2019, and terminates at midnight on October 24, 2029, unless terminated upon an earlier date by the Board of Directors. The current amendment does not extend the life of the Plan.

Registration of the Plan. The Company’s Board of Directors may, at any time and in its sole discretion, elect to register the Plan and the securities authorized for issuance under the Plan with the Securities and Exchange Commission.

Termination or Amendment of the Plan. The Company’s Board of Directors may, at any time and without stockholder approval, terminate or amend the Plan, including amending the Plan to increase the number of shares of Common Stock available for issuance.

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U.S. Federal Income Tax Consequences

The Plan is, in part, is a qualified plan for Federal income tax purposes. As such, the Company is entitled to (a) withhold and deduct from future wages of the Eligible Recipient, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to a Qualified Stock Option, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, a Qualified Stock Option or a disqualifying disposition of stock received upon exercise of a Qualified Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to a Qualified Stock Option.

New Plan Benefits

Participation in the Plan is entirely within the discretion of the Committee. Because we cannot predict the predict the rate at which the Committee will make awards to Eligible Recipients or the terms of Incentive Awards granted under the Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the Plan for the current fiscal year.

Required Approval

We must receive affirmative Written Consents approving this Proposal No. 3, not previously revoked, representing at least 13,131,280 votes entitled to act upon this Proposal. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” this Proposal. In the event this amendment to the Plan is not approved, the Plan will remain in existence with its current shares authorized for issuance under the Plan, but such authorized shares will not be increased.

Board of Directors Recommendation

The Board recommends that you mark the box entitled “FOR” the approval of the amendment to the SOBR Safe, Inc. 2019 Equity Incentive Plan.

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PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board of Directors has appointed Macias Gini & O’Connell LLP (“MGO”) as our independent registered public accounting firm to examine the consolidated financial statements of the Company for fiscal year ending December 31, 2021. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the appointment.

MGO has audited the consolidated financial statements of the Company since 2020. Our consolidated financial statements for the fiscal year ended December 31, 2019 was audited by our former registered public accounting firm Hall & Company Certified Public Accountants and Consultants, Inc. (“Hall”). Hall was combined with MGO in a transaction pursuant to which Hall combined its operations with MGO, and certain members of Hall joined MGO either as employees or partners of MGO.

In connection with the audits of the fiscal year ended December 31, 2020 and the subsequent interim periods through June 30, 2021, there were no disagreements with MGO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

In the event shareholders fail to ratify the appointment of MGO, the Board of Directors will reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of the Company and its shareholders.

Required Approval

We must receive affirmative Written Consents approving this Proposal No. 4, not previously revoked, representing at least 13,131,280 votes entitled to act upon this Proposal. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” this Proposal.

Board of Directors Recommendation

The Board recommends that you mark the box entitled “FOR” the approval of the ratification of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for fiscal year ending December 31, 2021.

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ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 24, 2021, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title of Class	Name and Address of Beneficial Owner(2)	Nature of Beneficial Ownership	Amount		Percent of Class (1)

Common Stock	Kevin Moore (3)	Director	748,313	(4)	2.8%

Common Stock	David Gandini (3)	CEO, CFO, Secretary and Director	1,701,543	(5)	6.3%

Common Stock	Michael Watson(3)	EVP/Revenue Officer	-0-	(6)	0%

Common Stock	Scott Bennett(3)	EVP Sales & Marketing	58,334]	(7)	<1%

Common Stock	James Bardy (3)	Director	83,334	(8)	<1%

Common Stock	Ford Fay (3)	Director	79,167	(9)	<1%

Common Stock	Steven Beabout (3)	Director	226,631	(10)	<1%

Common Stock	Gary Graham 6400 S. Fiddlers Green Circle, Suite 525 Greenwood Village, CO 80111	5% Holder	10,928,531	(11)	41.6%

Common Stock	Michael A. Lanphere 400 N. Tustin Ave., Suite 225 Santa Ana, CA 92705	5% Holder	2,883,306		11.0%

	All Officers and Directors as a Group (6 persons)		2,897,322	(12)	10.04%

_________________

(1)

Unless otherwise indicated, based on 26,262,559 shares of Common Stock issuaable and outstanding. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Unless indicated otherwise, the address of the shareholder is 885 Arapahoe Road, Boulder, Colorado 80302.

(3)	Indicates one of our officers or directors.

(4)	Includes vested stock options to acquire 676,154, shares of our Common Stock at an exercise price of $0.2634 per share.

(5)	Includes vested stock options to acquire 701,543 shares of our Common Stock at an exercise price of $0.2634 per share.

(6)

Mr. Watson received an incentive stock option to acquire 250,000 shares of our common stock with an exercise price of $3.08, but the stock options vest quarterly and none have vested.  As a result no beneficial stock ownership is reflected in the above table.

(7)

Includes shares of our common stock underlying (i) a $50,000 convertible debenture, convertible at $3.00 per share (16,667 shares) and (ii) 25,000 shares underlying a warrant exercisable at $3.00 per share.  Includes vested stock options to acquire 16,667 shares of our common stock at an exercise price of $3.377 per share.

(8)

Includes shares of our common stock underlying (i) a $100,000 convertible debenture, convertible at $3.00 per share (33,334 shares) and (ii) 50,000 shares underlying a warrant exercisable at $3.00 per share. The debenture and the warrant are held in the name of Financial House, LLC. Mr. Bardy is the principal owner of Financial House, LLC.

(9)

Includes vested stock options to acquire 25,000 shares of our Common Stock at an exercise price of $0.2635 per share, which have a 5-year term. Includes vested stock options to acquire 12,500 shares of our common stock at an exercise price of $3.432 per share.  Also includes: (i) 16,667 shares of our common stock underlying a $50,000 principal amount convertible promissory note, convertible into shares of our common stock at $3.00 per share, and (ii) 25,000 shares of our common stock underlying a warrant, exercisable at $3.00 per share.

(10)

The shares in the above table are held in the name of C&S Trust, a trust controlled by Kathren Beabout, who is Mr. Beabout’s spouse.  Mr. Beabout’s children are the beneficiaries of C&S Trust.  Mr. Beabout also has interests in IDTEC, LLC and SOBR Safe, LLC, both of which own shares of our common stock. Mr. Beabout does not have a controlling interest in either entity so the stock owned by those entities is not reflected in his ownership. Does not include 165,000 restricted stock units owned by Mr. Beabout since those restricted stock units have not vested.

(11)

Includes vested stock options to acquire 9,021 shares of our Common Stock at an exercise price of $0.2634 per share. Includes shares owned in the name of IDTEC, LLC and SOBR Safe, LLC, both of which are controlled by a limited liability company that is controlled by Mr. Graham. IDTEC, LLC and SOBR Safe, LLC, invested in over $4.2M in exchange for the securities issued to those entities.

(12)

Includes an aggregate of 1,431,864 vested options to purchase our Common Stock, 66,668 shares of our Common Stock underlying an aggregate of $200,000 principal amount convertible debentures, that are owned by our officers and directors, and 100,000 shares underlying three warrants held by our officers and directors, which amount is also added to our outstanding Common Stock for the percentage calculation.

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We are not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above. We are not aware of any person who controls the issuer as specified in Section 2(a)(1) of the 1940 Act. There are no classes of stock other than common stock issued or outstanding. We do not have an investment advisor.

There are no current arrangements which will result in a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Contracts

On October 18, 2021, we entered into an Executive Employment Agreement with Michael Watson (the “Watson Agreement”) to serve as our Executive Vice President of Sales and Marketing and Revenue Officer. Under the terms of the Watson Agreement, Mr. Watson performs services for us that are customary and usual for a EVP of sales and marketing of a company, in exchange for: (i) a base salary of $175,000 and his eligible to participate in any executive bonus plans, with a target bonus of $75,000, and (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 250,000 shares of our common stock at $3.07 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period. The Watson Agreement is for a two year term.

On August 17, 2021, we entered into an Executive Employment Agreement with Scott Bennett (the “Bennett Agreement”) to serve as our Executive Vice President of Business Operations beginning on October 18, 2021. Under the terms of the Bennett Agreement, Mr. Bennett performs services for us that are customary and usual for a EVP of business operations of a company, in exchange for: (i) a base salary of $175,000, (ii) incentive stock options under our 2019 Equity Incentive Plan to acquire up to 100,000 shares of our common stock at $3.07 per share (110% of fair market value on the date of grant), which options vest in equal quarterly installments overs a two year period, and (iii) 50,000 restricted stock units under our 2019 Equity Incentive Stock Plan, which will vest upon the earlier of (a) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (b) January 1, 2023. The Bennett Agreement is for a two year term.

On October 25, 2019, we entered into an Employment Agreement with Mr. Kevin Moore to serve as our Chief Executive Officer (the “Moore Agreement”). Under the terms of the Moore Agreement, Mr. Moore will serve as our Chief Executive Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Moore’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Moore Agreement. Under the terms of the Moore Agreement, Mr. Moore performs services for us that are customary and usual for a chief executive officer of a company, in exchange for: (i) 24,053 shares of our common stock per month until the IDTEC Transaction closes, (ii) thereafter, an annual base salary of $213,000, (iii) sales bonuses based on the Company’s sales, and (iv) an incentive stock options under our 2019 Equity Compensation Plan to acquire 1,058,329 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 29,398 shares during the three-year term of the Moore Agreement. The stock options have a ten year term. We will be issuing Mr. Moore a stock option agreement for the options he was issued under the Moore Agreement.

On October 18, 2021, we entered into a Transition Agreement with Kevin Moore which replaced the Moore Agreement.  Under the Transition Agreement, Mr. Moore resigned as our Chief Executive Officer, was appointed as a Special Advisor, agreed to a reduced salary of $4,000 per month, and is allowed to continue vesting in his stock options and restricted stock units until such time he is no longer employed by us as a Special Advisor.  We also are continuing to pay Mr. Moore’s health benefits and agreed that he could participate in any bonus plan payments for 2021, on a pro rata basis based on the time he spent in 2021 as our Chief Executive Officer.

On October 25, 2019, we entered into an Employment Agreement with Mr. David Gandini to serve as our Chief Revenue Officer (the “Gandini Agreement”). Under the terms of the Gandini Agreement, Mr. Gandini will serve as our Chief Revenue Officer until October 24, 2022, unless either (i) the transaction that is the subject of that certain Asset Purchase Agreement with IDTEC, LLC, a Colorado limited liability company (the “IDTEC Transaction”), has not closed by January 31, 2020, in which case Mr. Gandini’s employment will terminate immediately, or (ii) he is terminated pursuant to the other termination provisions set forth in the Gandini Agreement. Under the terms of the Gandini Agreement, Mr. Gandini will perform services for us that are customary and usual for a chief revenue officer of a company, in exchange for: (i) an annual base salary of $185,000, (ii) sales bonuses based on the Company’s sales, (iii) an incentive stock options under our 2019 Equity Compensation Plan to acquire 721,588 shares of our common stock, at an exercise price of $0.2634, which is equal to 110% of the fair market value of our common stock on October 25, 2019, with the stock options to vest in 36 equal monthly installments of 20,045 shares during the three-year term of the Gandini Agreement, and (iv) an aggregate of 240,530 additional option shares (the “Pre-Vesting Option Shares”) shall vest as follows: 200,439 Pre-Vesting Option Shares representing the monthly vesting option shares for the ten months ended October 31, 2019, shall vest on November 1, 2019; and (ii) the remaining 40,091 Pre-Vesting Option Shares representing the monthly vesting option shares for the two months ended December 31, 2019 shall vest on January 1, 2020. The stock options have a ten year term. We will be issuing Mr. Gandini a stock option agreement for the options he was issued under the Gandini Agreement.

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Other Agreements

From March 2021 through May 31, 2021, we conducted a “Unit” offering under Rule 506 of Regulation D, with each Unit consisting of a $50,000 principal amount convertible debenture (the “Secured Debentures”) and a warrant (the “Warrant”) to purchase 25,000 shares of our common stock. The Secured Debentures mature two (2) years after issuance. The Secured Debentures will not be redeemable but contain an automatic conversion feature, which will cause all principal and interest due under the Debenture to automatically convert if our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days. Interest on each investor’s Secured Debenture accrues at a rate of 12% per annum, beginning on the date we have access to the investor’s funds. At the date of their investment in the Offering, investors elected to have the interest due under the Secured Debenture paid in cash monthly or have the interest accrue and be payable on the maturity date of the Secured Debenture. For investors that elect to accrue the interest due under the Secured Debenture, the interest will be paid in cash or may be converted into shares of our common stock under the same terms as the principal amount on the maturity date. The Secured Debentures will be convertible at any time, and from time to time, beginning on the date of issuance, into shares of our common stock. The Secured Debentures will be convertible at Three Dollars ($3.00) per share; provided, however, that the right of conversion will be limited by the terms of the Secured Debentures to the extent necessary to ensure that each Debenture holder will never beneficially own more than 4.9% of our class of common stock at any one time while any portion of the holder’s Debenture remains outstanding. The repayment of the Secured Debentures is secured by our current patent and patent applications. The Warrant attached to each Unit gives the investor the right to purchase Twenty Five (25,000) shares of our common stock. The Warrants are exercisable at any time, and from time to time, beginning on the date of issuance and expiring two (2) years after issuance, into shares of our common stock at an exercise price of Three Dollars ($3.00) per share. In the event our common stock closes at or above $6.00 per share on NASDAQ for five (5) consecutive trading days then we have the right to notify the holder of the Warrants that we plan to purchase the Warrants for $0.10 each, which begins a sixty (60) day period for the holder to exercise the Warrants or we may purchase them for $0.10 each. Under this offering, we issued secured convertible promissory notes totaling $2,005,000 to 25 non-affiliated investors, and one then-affiliate investor – Mr. Ford Fay, one of our directors ($50,000) and additional investors that are now affiliates - Mr. James Bardy (through an entity he controls entitled Financial House, LLC) ($100,000) and Mr. Scott Bennett, our Executive Vice-President of Operations ($50,000), and warrants to purchase 1,002,500 shares of our common stock with the notes and warrants having the terms described above.

In October 2020, we entered into an Advisory Agreement with Steven Beabout, a member of our Board of Directors, under which he agreed to provide us with strategic legal advice in relation to certain business and legal matters for a period of sixteen (16) months. In exchange for his services, we agreed to issue him 75,000 restricted stock units. The restricted stock units were issued under our 2019 Equity Plan and vest upon the earlier of (i) the expiration of any lock-up period that includes any of our securities owned by the Advisor after the uplift of the Corporation to a national exchange (NASDAQ, NYSE, etc.) or (ii) January 1, 2023.

On April 6, 2020, we issued 38,437 shares of our common stock to Nick Noceti, our former Chief Financial Officer, in exchange for amounts due to him for accounting fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $127,840. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor was known to our management team, is a sophisticated investor and familiar with our operations.

On April 7, 2020, we issued 6,831 shares of our common stock to Charles Bennington, one of our then directors and a former executive officer, in exchange for amounts due for Board of Director fees included in accounts payable. The amount of the debt reduction, and therefore the purchase price of the shares, was $9,656. The issuance of the shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, due to the fact the investor is on our Board of Directors, is a sophisticated investor and familiar with our operations.

On or about August 28, 2019, we issued 420,927 shares of our common stock to Charles Bennington, one of our then current directors, pursuant to the terms of a Common Stock Purchase Agreement under which Bennington agreed to forgive $595,000 in accrued salary we owed to him in exchange for the shares. The shares were issued with a standard restrictive legend.

Corporate Governance

As of September 30, 2021, our Board of Directors consisted of David Gandini, Kevin Moore, Ford Fay, Steven Beabout, and James Bardy. As of September 30, 2021, three of our directors qualified as an “independent director” as the term is used in NASDAQ rule 5605(a)(2), namely Ford Fay, Steven Beabout and James Bardy.

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WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC. Such reports and other information filed by the Company may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E.,

By order of the Board of Directors

/s/ David Gandini
David Gandini, Chief Executive Officer

November 24, 2021
Boulder, Colorado

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Exhibit A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SOBR SAFE, INC.

A-1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SOBR SAFE, INC.

SOBR SAFE, INC. (the “Corporation”) a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: Pursuant to Unanimous Written Consent of the Board of Directors of the Corporation on [____________________], the following amendments to the Certificate of Incorporation of the Corporation were approved:

Article “Fourth” of the Certificate of Incorporation is amended to read in its entirety as follows:

“Section 1. Reverse Stock Split. Upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [_____________] ([___]) shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined and converted, without any action on the part of the holder thereof, into one (1) share of fully paid and nonassessable Common Stock of the Corporation (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued upon combination of the Common Stock in the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share, the Corporation shall issue one whole share in lieu of the fractional share.

The Reverse Stock Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Reverse Stock Split and held by a single record holder shall be aggregated.

The par value of each share of Common Stock shall not be adjusted in connection with the Reverse Stock Split.

Section 2. The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares of common stock having a par value of $.00001 each, and Twenty Five Million (25,000,000) shares of preferred stock having a par value of $.00001 each. All or any part of the capital stock may be issued by the Corporation from time to time and for such consideration and on such terms as may be determined and fixed by the Board of Directors, without action of the stockholders, as provided by law, unless the Board of Directors deems it advisable to obtain the advice of the stockholders. Said stock may be issued for money, property, services or other lawful considerations, and when issued shall be issued as fully paid and non-assessable. The private property of stock holders shall not be liable for Corporation debts.

Section 3. The preferences and relative participating optional or other special rights and qualifications, limitations or restrictions of the Common Stock of the Corporation are as follows:

(a) Dividends. Dividends may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation legally available therefor.

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(b) Payment on Liquidation. Upon any liquidation, dissolution and termination of the Corporation, and after payment or setting aside of any amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the Corporation, the assets shall be distributed pro rata to the holders of the Common Stock.

(c) Voting Rights. At any meeting of the stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share outstanding in the name of such holder on the books of the Corporation on the date fixed for determination of voting rights.

(d) Majority Vote. The stockholders, by vote or concurrence of a majority of the outstanding shares of the Corporation entitled to vote on the subject matter, may take any action which would otherwise require a two-thirds (2/3) vote under the General Corporation Law of the State of Delaware.

(e) Cumulative Voting. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

(f) Preemptive Rights. Unless otherwise determined by the Board of Directors, no stockholder of the Corporation shall have preemptive rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock for the scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

(g) Restrictions on Sale or Disposition. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the Corporation’s shares.

Section 4. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.”

SECOND: That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote by written consent in lieu of meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective as of [___] Eastern Standard Time on [___________].

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IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this [____] day of [___________].

By:
David Gandini,
Chief Executive Officer

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